Exhibit 107

Calculation of Filing Fee Tables

Form F-3

(Form Type)

The Real Brokerage Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule		Amount Registered(1)	Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee		Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Primary Offering
Fees to Be Paid	Equity	Common Shares, no par value per share	457	(o)				U.S.$100,000,000.00	(2)	0.00015310	U.S.$15,310.00	(3)
Fees Previously Paid
Secondary Offering
Fees to Be Paid	Equity	Common Shares, no par value per share	457	(c)	45,000,000	U.S.$5.13	(4)	U.S.$230,850,000.00		0.00015310	U.S.$35,344.00	(3)
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
	Total Offering Amounts										U.S.$330,850,000.00
	Total Fees Previously Paid
	Total Fee Offsets
	Net Fee Due										U.S.$50,654.00

(1)

Other than securities registered in the Secondary Offering, there are being registered under this registration statement such indeterminate number of securities as may be sold by the registrant from time to time, which collectively shall have an aggregate initial offering price not to exceed U.S.$100,000,000. In accordance with Rule 416 under the Securities Act, the Registration Statement shall be deemed to cover an indeterminate number of additional Common Shares to be offered or issued from stock splits, stock dividends or similar transactions with respect to the Common Shares being registered.

(2)	Calculated pursuant to Rule 457(o) under the Securities Act.

(3)	Calculated by multiplying the maximum aggregate offering price of the securities being registered by 0.00015310.

(4)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act, based on the average of the high and low prices of the Common Shares on Nasdaq on October 10, 2024.